CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No.XXX) of GoGoBuyers, Inc. of our report, dated July 13, 2022, on our audits of the financial statements of GoGo Buyers, Inc. as of December 31, 2021 and 2020 for the years then ended, included in this Annual Report on Form S-1/A of GoGo Buyes, Inc. for the years ended December 31, 2021 and 2020.

/s/ Bolko & Associates, LLC
Boca Raton, Florida
July 15, 2022